EXHIBIT 99.1

WCA Waste Corporation Announces First Quarter 2007 Results

 --    First Quarter Revenue Increased 17.1%
 --    First Quarter Operating Income Increased 27.8%
 --    First Quarter Net Income Available to Common Stockholders,
       Excluding Unrealized Loss on Interest Rate Swap Agreements
       was $0.04 Per Share

HOUSTON, May 3, 2007 (PRIME NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the first quarter ended March 31, 2007. For the first three months ended March 31, 2007, revenue increased 17.1% to $40.6 million over the $34.7 million that was reported for the same period last year. This revenue increase reflected 11.0% for acquisitions, 5.8% in price and 0.3% in volume increases. Operating income increased 27.8% to $6.5 million over the $5.1 million that was reported for the quarter ended March 31, 2006. Operating margins increased to 16.1% of revenue versus 14.8% for the same quarter last year. Net income available to stockholders for the three months ended March 31, 2007 was $0.4 million, or $0.02 per share, compared to $0.6 million, or $0.04 per share, for the same period in 2006. Excluding the unrealized loss on interest rate swap agreements, net income available to common stockholders was $0.7 million, or $0.04 per share, for the three months ended March 31, 2007.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "The Company continues to be pleased with the financial and operational results for the first quarter of 2007. Our revenue growth of 17.1% included acquisition growth of 11.0% and internal growth of 6.1%. Additionally, our operating performance improved with operating margins increasing to 16.1% of revenue versus 14.8% for the same quarter last year. We have invested approximately $50 million in quality acquisitions and new service contracts through the first quarter of 2007, which is 50% of our stated goal for 2007 of investing $100 million. The Company's capital structure provides the opportunity to accomplish our acquisition objectives."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consist of 23 landfills, 23 transfer stations/material recovery facilities and 27 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, and other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward-looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

Statements concerning "run-rates" are also forward-looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. In this press release we provide "run-rate" estimates for acquired subsidiaries; in other presentations and reports, we provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses). Actual revenues may or may not equal the estimated "run-rate." For entities that were previously owned by us, we calculate "run-rate" based on the period that we originally owned these entities.

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: changes in interest rates may affect our results of operations; we may not be successful in expanding the permitted capacity of our current or future landfills; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; we may be unable to obtain financial assurances necessary for our operations; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business - Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement About Forward-Looking Statements" included in our Form 10-K for the year-ended December 31, 2006, to which we refer you for additional information.

On May 4, 2007 at 8:30 a.m. Eastern time, WCA will host a conference call to discuss first quarter earnings. To participate in the call, listeners should dial (800) 573-4752 and ask for the WCA Waste Corporation conference call and use pass code # 58088715. The call will be broadcasted through a link on the company's website at www.wcawaste.com.

  WCA --- 1st Quarter 2007 Earning Release Information

                         WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                              (Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2007         2006
                                                 --------     --------
                                                 (In thousands, except
                                                   per share amounts)

 Revenue                                         $ 40,627     $ 34,680
 Expenses:
   Cost of services                                25,755       22,284
   Depreciation and amortization                    5,189        4,568
   General and administrative                       3,140        2,710
                                                 --------     --------
                                                   34,084       29,562
                                                 --------     --------
 Operating income                                   6,543        5,118
 Other income (expense):
   Interest expense, net                           (3,881)      (4,107)
   Unrealized loss on interest
    rate swap                                        (528)           -
   Other                                              150            9
                                                 --------     --------
                                                   (4,259)      (4,098)
                                                 --------     --------

 Income before income taxes                         2,284        1,020
 Income tax provision                                (962)        (408)
                                                 --------     --------
 Net income                                         1,322          612
 Accrued payment-in-kind dividend
   on preferred stock                                (954)           -

                                                 --------     --------
 Net income available to
  common stockholders                            $    368     $    612
                                                 ========     ========

 PER SHARE DATA (Basic and diluted):

 Net income available to
  common stockholders                            $   0.02     $  0.04
                                                 ========     ========

 WEIGHTED AVERAGE SHARES
   OUTSTANDING (Basic)                             16,413       16,330
                                                 --------     --------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)                            16,446       16,350
                                                 --------     --------

                      Non-GAAP Financial Measures

 ---------------------------------------------------------------------

     Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA.
     EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including gains (losses) on interest rate swap
     agreements as well as write-off of deferred financing costs and debt discount), income tax expense, depreciation and
     amortization. We also use these same measures when evaluating potential acquisition candidates.

     We believe EBITDA is useful to an investor in evaluating our operating performance because:

 *   it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

 *   it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base
     (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

 *   it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

     Our management uses EBITDA:

 *   as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

 *   as one method we use to estimate a purchase price (often
     expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;

 *   in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

 *   as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

 *   in evaluations of field operations since it represents
     operational performance and takes into account financial measures within the control of the field operating units;

 *   as a component of incentive cash bonuses paid to our executive officers and other employees;

 *   to assess compliance with financial ratios and covenants included in our credit agreements; and

 *   in communications with investors, lenders, and others concerning our financial performance.

 The following presents a reconciliation of net income available to common stockholders to our total EBITDA (in thousands):

                                                  Three Months Ended
                                                        March 31,
                                                 ---------------------
                                                   2007         2006
                                                 --------     --------

 Net income available to common
  stockholders                                      $ 368        $ 612
 Accrued payment-in-kind dividend on
  preferred stock                                     954            -
 Depreciation and amortization                      5,189        4,568
 Interest expense, net                              3,881        4,107
 Unrealized loss on interest rate swap                528            -
 Income tax provision                                 962          408
                                                 --------     --------
 Total EBITDA                                    $ 11,882      $ 9,695
                                                 ========     ========
 As a percentage of revenue                          29.2%        28.0%

The following table presents a reconciliation of net income available to common stockholders to adjusted net income available to common stockholders to exclude unrealized loss on interest rate swap agreements (in thousands). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income available to common stockholders is also shown below:

 Adjusted net income available                    Three Months Ended
   to common stockholders to exclude                   March 31,
   unrealized loss on interest                   ---------------------
   rate swap agreements:                           2007         2006
                                                 --------     --------

 Net income available to
  common stockholders                            $    368     $    612
 Unrealized loss on interest
  rate swap, net of tax                               318            -
                                                 --------     --------
 Adjusted net income available
  to common stockholders                         $    686     $    612
                                                 ========     ========

 PER SHARE DATA (Basic and diluted):

 Net income available to
  common stockholders                            $   0.02     $   0.04
 Unrealized loss on interest
  rate swap, net of tax                              0.02            -
                                                 --------     --------
 Adjusted net income available
  to common stockholders to exclude
  unrealized loss on interest rate
  swap agreements:

 -- Basic                                        $   0.04     $   0.04
                                                 ========     ========
 -- Diluted                                      $   0.04     $   0.04
                                                 ========     ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)                              16,413       16,330
                                                 --------     --------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)                            16,446       16,350
                                                 --------     --------

These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                       Supplemental Disclosures
 ---------------------------------------------------------------------
                         (Dollars in millions)

                          Three Months Ended        Three Months Ended
                             March 31, 2007           March 31, 2006
                          ------------------        ------------------
 Revenue Breakdown:
    Collection               $ 25.1     50.5%        $ 19.8     46.3%
    Disposal                   15.1     30.4%          14.2     33.2%
    Transfer                    7.5     15.1%           6.9     16.1%
    Other                       2.0      4.0%           1.9      4.4%
                             ------   ------         ------    ------
      Total                    49.7    100.0%          42.8     100.0%
    Intercompany
     eliminations              (9.1)                   (8.1)
                             ------                  ------
      Total reported
       revenue               $ 40.6                  $ 34.7
                             ======                  ======

 Internalization
  of Disposal:
 Three months ended
  March 31, 2007               74.9%
 ---------------------------------------------------------------------

                                                      March 31, 2007
                                                     ----------------
  Debt-to-Capitalization:
     Long-term debt including current maturities         $ 167.1
     Total equity including preferred stock                167.4
                                                        --------
           Total capitalization                         $ 334.5
                                                        ========

         Debt-to-total capitalization                      50.0%

  Net Debt-to-Capitalization:

     Long-term debt including current maturities         $ 167.1
     Cash on hand and restricted cash (a)                  (10.9)
                                                        --------
     Net debt                                              156.2
     Total equity including preferred stock                167.4
                                                        --------
            Total capitalization                         $ 323.6
                                                        ========
              Net debt-to-total capitalization              48.3%

  (a)  Total restricted cash of $1.4 million relates to long-term tax-exempt bonds.

CONTACT:  WCA Waste Corporation, Houston
          Tommy Fatjo
          713-292-2400